EXHIBIT 10

October 8, 2003


Nova Oil, Inc.
17922 North Hatch Road
Colbert, Washington 99005-9377

Re:  Nova Oil, Inc.

Gentlemen:

         This letter will set forth certain terms and conditions under and upon which Public Securities, Inc. ("Placement Agent") will participate in the distribution of the Offering.(1) The Common Stock to be offered for sale (2,000,000 shares @ $0.10 per share [the "Offering"]) shall be filed as an exemption with the States of Washington, Idaho, Montana, Nevada, New Jersey, and New York pursuant to an exemption under Rule 506, Regulation D, of the Securities Act of 1933, as amended. The Placement Agent shall be provided with sufficient copies of the proposed Offering Documents and all exhibits thereto necessary for their review and approval, as well as Due Diligence information requested by the Placement Agent.

         The Company shall bear, and be responsible for the following cost and expenses of the Offering:

                  (i) the costs of preparing, printing, delivering and filing with applicable State Securities Agencies and the Securities and Exchange Commission; and the costs of printing and delivering all such documents (and all syndication documents) to the Placement Agent in such reasonable quantities as may be requested by the Placement Agent;

                  (ii)     costs  of  printing   and   delivering   certificates
                           representing the Common Stock;

                  (iii) costs and expenses, including legal fees, for exempting or qualifying the Common Stock for offer and sale under the securities or "blue sky" laws of the various states in which the Placement Agent intends to offer and sell the Common Stock;








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       (1) The  Offering is defined as the offer and sale by Nova Oil,  Inc.,  a
Nevada Corporation ("Company"), of a minimum of 10,000 shares ("Minimum Offering") and a maximum of 2,000,000 shares ("Maximum Offering") of common stock of the Company, par value $0.001 per share ("Common Stock"), and will terminate on December 31, 2003, provided; however, that the Offering may be terminated at any time prior thereto at the discretion of the Company. All funds received from subscribers for Common Stock will be held in impound by Inland Northwest Bank ("Impound Agent").
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Nova Oil, Inc.
October 8, 2003
Page 2

                  (iv)     NASD filing fees (if applicable);

                  (v) fees and expenses of the Transfer Agent and Registrar of the Company's Common Stock; and,

                  (vi) any other usual and customary expenses in connection with the foregoing.

         Notwithstanding any other provision hereof to the contrary, in the event that the offering is terminated for any reason prior to the Closing of the offering, the Company will pay or reimburse the Placement Agent for the actual itemized out-of-pocket expenses incurred by it in connection with investigating, preparing to market and marketing of the Common Stock, including fees and expenses of its counsel (in accordance with the provisions of NASD Conduct Rule 2710 (c) (6)(B)(iv)).

         Subject to the terms and conditions set forth herein, in consideration of your performance of your obligations thereunder, the Company agrees that, provided the Minimum Offering is sold, Public Securities shall receive (i) selling commissions in an amount equal to 10% of the aggregate purchase price of the Common Stock sold in the offering, (ii) a nonaccountable expense allowance equal to 2% of the aggregate purchase price of the Common Stock sold in the offering, (iii) an accountable expense allowance equal to 1% of the aggregate purchase price of the Common Stock sold in the offering, and (iv) Warrants to purchase from the Company 1 share for every 10 shares sold in the offering or up to a maximum of 200,000 shares of Common Stock. The Warrants are exercisable at a per share price of $0.14. The Placement Agent will pay the Company one hundred dollars ($100) consideration for the right to purchase the Warrants. The Placement Agent's Warrants will be exercisable for a period commencing 1 year from the termination of the Offering and prior to the expiration of 5 years from the termination. The Company agrees and grants to Public Securities, "piggyback" registration rights for the warrants and the underlying common stock.

         The aggregate commissions and expense allowance payable in connection with the sale of Common Stock will be disbursed to Placement Agent upon the termination of the Offering.

         The Company shall indemnify and hold the Placement Agent harmless against any and all liabilities, claims and lawsuits, including any and all awards, fines, levies, and/or judgments to which they may become subject under the Securities Act of 1933, as amended, the Securities Exchange act of 1934, as amended, or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards, fines, levies, and/or judgments) arise out of or are in connection with the Private Placement Memorandum and related exhibits filed under such Acts or other statutes. In addition, the Company shall also indemnify and hold the Placement Agent harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.








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Nova Oil, Inc.
October 8, 2003
Page 3

         The Placement Agent shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards, fines, levies, and/or judgments to which it may become subject under the Securities Act of 1933, as amended, the Securities Exchange act of 1934, as amended, or any other federal or state statue, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards, fines, levies, and/or judgments) which (A) are related to or arise out of or in connection with (i) actions taken or omitted to be taken (including any untrue statements of material fact made or any statements of material fact omitted to be made) by Placement Agent or its affiliates, or (ii) actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of Placement Agent or its affiliates or (B) are otherwise related to or arise out of Placement Agent's activities on behalf of the Company. In addition, the Placement Agent shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

         The Indemnified entity shall give the Indemnifying entity prompt notice of any such liability, claim or lawsuit which it contends is the subject matter of the Indemnifying entity's obligation and the Indemnifying entity thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearing before any regularly bodies and/or authorities. Indemnifying entity shall not be liable for any settlement of any litigation or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment against an Indemnified Person, the Indemnifying entity agrees to indemnify the Indemnified Person from and against any loss or liability by reasons of such settlement or judgment.

         This Agreement shall be terminated, and the Placement Agent will have no further liability in the event of:

         (a) An occurrence of material adverse changes in the Company's business, business prospects, earnings, properties or condition, financial or otherwise;

         (b) The market for securities in general or for the Common Stock in particular, or political, financial or economic conditions, shall have materially changed from those reasonably foreseeable as of the date hereof so as to render it impracticable in the Placement Agent's sole judgement to make the offering; or there shall have been a material adverse change in market levels for securities in general (or those of companies similar to the Company in particular), or financial or economic conditions, which render it inadvisable to proceed;

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Nova Oil, Inc.
October 8, 2003
Page 4

         (c) Any action, suit or proceeding, at law or equity, shall have been initiated or threatened against the Company by a private litigator or by any federal, state or other commission, board or agency wherein any unfavorable result or detection could materially adversely affect the business, property, financial condition or income or earnings of the Company;

         (d) The Company shall have failed to comply with any of its commitments herein or shall be in breach of any of its representations contained herein or therein.

         The Company agrees and acknowledges that the Placement Agent shall be the sole determinant as to the presence of any such conditions, events, occurrences and provisions.

         In the event that the proposed Offering is withdrawn for reasons other than the occurrence of termination date, the Company agrees, acknowledges and undertakes to remain responsible for payment of: (a) fees, costs and disbursements of its own accountants, auditors and attorneys; (b) fees, costs and disbursements incurred and/or due and payable to the Placement Agent and its legal counsel pursuant to this Letter, which the Company also agrees are deemed non-refundable; (c) all expenses incident to the preparation and filings of exemption requests under the "blue sky" laws of the various states; (d) the fees for the transfer agent of the Company's Common Stock upon the issuance of the securities; and (e) all expenses of printing the offering documents covering the Common Stock and all other documents or instruments.

         The Placement agent agrees and undertakes to secure approval by the NASD of the underwriting terms and conditions of the proposed Offering.

         The Company represents and warrants that no person was or is entitled, directly or indirectly, to compensation from the Company or any of its affiliates for services rendered as a "finder" in connection with the proposed Offering.

         This Agreement shall be construed and enforced in accordance with the internal laws of the Sate of Washington, and the parties agree to submit themselves to the jurisdiction of the courts of the State of Washington which shall be the sole tribunal in which any parties may institute and maintain a legal proceeding against the other party arising from or out of any dispute with respect to or in connection with this Agreement or the transactions contemplated hereby. In the event any party initiates a legal proceeding in a jurisdiction other than in the courts of the state of Washington, the other party may assert as a complete defense and as a basis for dismissal of such legal proceeding that the legal proceeding was not initiated and maintained in the courts of the state of Washington accordance with the provisions of this paragraph.

         This letter was prepared by Charles A. Cleveland P.S. ("Cleveland"). Both the Company and the Placement Agent, their respective officers and directors are aware that Cleveland has represented Placement Agent and the Company in numerous















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Nova Oil, Inc.
October 8, 2003
Page 5

matters over a number of years. As such, Cleveland is in a potential conflicting situation as to his representation of Placement Agent and Company. This letter will also constitute notification to Placement Agent and Company of any potential, apparent, or actual conflicts of interest. Since Cleveland has represented and continues to represent Placement Agent and Company, a potential, actual and apparent conflict of interest may exist. Placement Agent and Company waive any conflicts of interest that may arise out or are connected to this agreement or Cleveland's representation. The signature of Placement Agent and Company acknowledges their understanding of the representation of Placement Agent and Company by Charles A. Cleveland, their waiver and hold harmless agreement for any conflict of interest. Placement Agent and Company, together with their officers, directors, and shareholders acknowledge notice of and their right to seek independent counsel.

If the foregoing is acceptable to you, please sign and return two copies of this letter, retaining the original and one copy for you records.

                                             Very truly yours,

                                             PUBLIC SECURITIES, INC.

                                             By:  /s/WILLIAM F. ROSS
                                                ---------------------------
                                                     William F. Ross

Accepted and agreed to as of the day and year first above written.

         NOVA OIL, INC.

         By:      /s/PAUL E. FREDERICKS
              ---------------------------------------
                  Paul E. Fredericks, President